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                                      EXHIBIT 11

                            UNIVERSAL INTERNATIONAL, INC.

                   DETAIL COMPUTATION OF EARNINGS (LOSS) PER SHARE



                                            Years Ended December 31,
                                            ------------------------
                                           1996       1995        1994
                                           ----       ----        ----
                                      (In thousands, except per share data)


Primary Earnings (Loss)Per Share:

   Net income (loss)                     $(4,301)   $ 1,310     $(1,623)
                                          ------     ------      ------
                                          ------     ------      ------

   Weighted average shares
     outstanding                           4,893      4,893       4,893
   Dilutive effect of stock
     options                                  -         189          -
                                          ------     ------      ------
   Weighted average common
     and common equivalent
     shares outstanding                    4,893      5,082       4,893
                                          ------     ------      ------
                                          ------     ------      ------

   Net income (loss) per
     common and common
     equivalent share                    $  (.88)   $   .26     $  (.33)
                                          ------     ------      ------
                                          ------     ------      ------



Fully Diluted Earnings (Loss) Per Share:

   Net income (loss)                     $(4,301)   $ 1,310     $(1,623)
                                          ------     ------      ------
                                          ------     ------      ------

   Weighted average shares
     outstanding                           4,893      4,893       4,893
   Dilutive effect of stock
     options                                  -         309          -
                                          ------     ------      ------
   Weighted average common
     and common equivalent
     shares outstanding                    4,893      5,202       4,893
                                          ------     ------      ------
                                          ------     ------      ------

   Net income (loss) per
     common and common
     equivalent share                    $  (.88)   $   .25     $  (.33)
                                          ------     ------      ------
                                          ------     ------      ------